XL Capital Ltd
XL House
One Bermudiana Road
P.O. Box HM 2245
Hamilton HM JX
Bermuda

Phone: (441) 292-8515
Fax: (441) 292-5280

Contact:	David Radulski Investor Relations (441) 294-7460	Carol A. Parker Trott Media Relations (441) 294-7290

XL CAPITAL LTD EXPECTS THIRD-QUARTER 2008
BOOK VALUE TO RANGE FROM $21.00 TO $22.50 PER ORDINARY SHARE

HAMILTON, BERMUDA, October 10, 2008 – XL Capital Ltd (“XL” or the “Company”) (NYSE: XL) provided the following preliminary metrics on its expected third quarter 2008 results. The results for the quarter are currently being reviewed by the Company’s independent auditors and accordingly the estimates below are subject to change.

•	Book value, as of September 30, 2008, is expected to be in the range of $21.00 to $22.50 per ordinary share on a fully diluted basis. On that date, the Company’s total common share count was approximately 330.8 million.

•	The Company estimates that during the third quarter of 2008, the decline in value of its investment portfolio (comprised of changes in unrealized losses, other than temporary impairments and realized losses on securities sales) due to movements in market prices was in a range of $1.0 billion to $1.2 billion.

•	XL’s estimated book value per ordinary share as of September 30, 2008 (as estimated above) was also negatively impacted, although to a lesser extent, by the strengthening of the US Dollar versus other leading currencies during the period.

XL also announced that it intends to hold a conference call to discuss this announcement and the quarter’s preliminary results at 8:30 a.m. Eastern Time on Tuesday, October 14, 2008.

Chief Executive Officer, Michael S. McGavick commented “We are determined to provide investors with the information they need to assess the value of XL’s shares. I believe that the preliminary estimates we have provided today will assist in these efforts. The next time that we expect to be able to provide further meaningful financial information is early next week and I look forward to doing so on our call on Tuesday.”

The conference call on October 14, 2008 can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call, please dial (877) 422-4657 or (706) 679-0474, Conference ID# 67852140. The webcast will be available at the Company’s website located at www.xlcapital.com and will be archived there from approximately 11:30 a.m. Eastern Time on October 14, 2008, through midnight Eastern Time on November 14, 2008. A telephone replay of the conference call will also be available beginning at 11:30 a.m. Eastern Time on October 14, 2008, until midnight Eastern Time on November 4, 2008, by dialing (800) 642-1687 or (706) 645-9291, Conference ID# 67852140.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of global insurance and reinsurance coverages to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. More information about XL Capital Ltd is available at www.xlcapital.com.

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This press release contains forward-looking statements. Such statements involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL’s beliefs or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual events or results to differ materially from those in such forward-looking statements include the preliminary nature of the financial estimates set forth above and the other important factors set forth in XL’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and XL’s other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.